Applied Digital Reports Fiscal Third Quarter 2025 Results
DALLAS, TX – April 14, 2025 -- Applied Digital Corporation (Nasdaq: APLD) ("Applied Digital" or the "Company"), a designer, builder, and operator of next-generation digital infrastructure designed for high-performance computing (“HPC”) applications, cloud services (“Cloud Services”), and data center hosting (“Data Center Hosting”), reported financial results for the fiscal third quarter ended February 28, 2025. The Company also provided an operational update.
Fiscal Third Quarter 2025 Financial Highlights
•Revenues: $52.9 million, up 22% from the prior year comparable period
•Net loss attributable to common stockholders: $36.1 million, up 43% from the prior year comparable period
•Net loss attributable to common stockholders per basic and diluted share: $0.16, up 69% from the prior year comparable period
•Adjusted net loss attributable to common stockholders: $17.8 million
•Adjusted net loss attributable to common stockholders per diluted share: $0.08
•Adjusted EBITDA: $10.0 million
Adjusted Net Loss Attributable to Common Stockholders, Adjusted Net Loss Attributable to Common Stockholders per Diluted Share, and Adjusted EBITDA are non-GAAP measures. A reconciliation of each of these Non-GAAP Measures to the most directly comparable financial measure presented in accordance with accounting principles generally accepted in the United States (“GAAP”) is set forth below. See “Reconciliation of GAAP to Non-GAAP Measures.”
Recent Operational Highlights
•On April 10, 2025, the Board of Directors approved a plan to sell the Company's Cloud Services Business.
•APLD HPC Holdings LLC closed a $375 million financing with Sumitomo Mitsui Banking Corporation (“SMBC”). The Company used a portion of the proceeds to repay its obligations under the November 2024 Macquarie Promissory Note, and the remaining proceeds are intended to be used to advance the development of the first and second data center buildings at the Ellendale HPC Campus.
•Laura Laltrello joined Applied Digital as the Company’s new Chief Operating Officer (COO). The onboarding of Ms. Laltrello is intended to enhance the Company’s position as a leader in next-generation data centers at the forefront of the AI revolution.
Management Commentary
During the quarter ended February 28, 2025, Applied Digital achieved significant milestones in advancing its strategic objectives, including two transactions with globally renowned financial institutions.
First, with Macquarie Asset Management ("MAM")—one of the largest infrastructure investors globally— upon closing of the transaction, MAM will have the right to invest up to $5 billion in capital to support the development of Applied Digital’s next-generation data centers. We believe this investment highlights MAM’s strong confidence in the scalability and value of our platform.
Second, with Sumitomo Mitsui Banking Corporation ("SMBC"), one of Japan’s top three banking groups and a global leader in data center financing, Applied Digital closed a $375 million financing arrangement. We believe this arrangement underscores the trust that leading financial institutions place in the value of our data centers, land assets, and power infrastructure pipeline.
MAM and SMBC are playing instrumental roles in supporting our ongoing discussions with customers to lease the Ellendale campus. Their support is especially valuable amid the current crosscurrents in the industry and broader economy. We believe the Ellendale campus represents a highly strategic industry asset.
We also believe that if we were to transition into a data center REIT in the future, we need to focus our businesses. For that reason, we believe separating the Cloud Services Business from our data center operations better serves the long-term interests of our shareholders.
"We are confident in the progress we are making and remain committed to delivering sustainable, long-term value for our investors,” said Applied Digital Chairman and CEO Wes Cummins.
HPC Data Center Hosting Update
Applied Digital’s HPC Data Center Hosting Business designs, builds, and operates next-generation data centers designed to provide massive computing power and support high-performance computing applications within a cost-effective model. During the prior fiscal year, the Company broke ground on its first 100 MW HPC facility in Ellendale, North Dakota. The new 369,000+ square-foot building will provide ultra-low-cost and highly efficient liquid-cooled infrastructure for HPC applications. Construction remains on schedule and the building will be ready for service in the second half of this calendar year.
Applied Digital continues negotiations with multiple US-based hyperscalers to lease up to 400 MW of capacity, inclusive of the Ellendale HPC data center under construction and two forthcoming buildings at the Ellendale Campus.
Cloud Services Update
Applied Digital’s Cloud Services Business provides high-performance computing power for artificial intelligence and machine learning applications. During the three months ended February 28, 2025, the Company generated $17.8 million in revenues from the Cloud Services Business segment, representing an increase of 220% compared to $5.6 million during the three months ended February 29, 2024. However, our revenue declined $9.9 million sequentially from the second fiscal quarter 2025 revenue of $27.7 million due to moving some GPU capacity to a multi-tenant on-demand model from single-tenant reserve contracts. We encountered technical issues in moving the capacity which have since been resolved.
Data Center Hosting Update
Applied Digital’s Data Center Hosting Business operates data centers to provide energized space to crypto mining customers. As of February 28, 2025, the Company’s 106 MW facility in Jamestown, N.D., and 180 MW facility in Ellendale, N.D., are operating at full capacity.
During the three months ended February 28, 2025, the Company generated $35.2 million in revenue from the Data Center Hosting Business segment, representing a decrease of 7% compared to the $37.8 million during the three months ended February 29, 2024.

Financial Results for Fiscal Third Quarter 2025
Operating Results
Total revenues in the fiscal third quarter 2025 were $52.9 million compared to $40.3 million, up 22% from the fiscal third quarter 2024. The growth was primarily driven by the continued expansion of the Company’s Cloud Services Business during the latter period, fueled by the deployment of additional GPU clusters.
Cost of revenues in the fiscal third quarter 2025 were $49.1 million compared to $47.1 million, up 4% from the fiscal third quarter 2024. The increase in cost of revenues was primarily driven by the growth in the business as more facilities were energized and additional services were provided to customers compared to the comparable prior year period.
Selling, general and administrative expenses in the fiscal third quarter 2025 were $22.7 million compared to $30.0 million, down 24% from the fiscal third quarter of 2024. The decrease was primarily due to GPU cluster deployments, which are now revenue generating and as such, the depreciation and amortization is now captured as a part of cost of revenues.
Interest expense, net in the fiscal third quarter 2025 was $8.9 million compared to $4.8 million, up 87%, from the fiscal third quarter 2024. The increase in interest expense, net was primarily driven by an increase in finance leases and interest-bearing loans between periods.
Loss on extinguishment of debt in the fiscal third quarter 2025 was $1.2 million due to the extinguishment of the Macquarie Promissory Note that was repaid during the period. There were no such losses recorded in the prior year comparative period.
Loss on change in fair value of warrants in the fiscal third quarter 2025 was $6.4 million due to the initial valuation of the STB Warrants issued during the period. There were no such losses recorded in the prior year comparative period.
Net loss for common shareholders for the fiscal third quarter 2025 was $36.1 million, or $0.16 per basic and diluted share. This compares to a net loss of $62.8 million, or $0.52 per basic and diluted share.
Adjusted net loss, a non-GAAP measure, for the fiscal third quarter 2025, was $17.8 million or adjusted net loss per basic and diluted share of $0.08. This compares to an adjusted net loss, a non-GAAP financial measure, of $28.2 million, or $0.23 per basic and diluted share, for the fiscal third quarter of 2024.
Adjusted EBITDA, a non-GAAP financial measure, for the fiscal third quarter 2025 was $10.0 million compared to an Adjusted EBITDA loss of $1.3 million for the fiscal third quarter 2024.
Balance Sheet
As of February 28, 2025, the Company had $261.2 million in cash, cash equivalents, and restricted cash, along with $689.1 million in debt.
Conference Call
Applied Digital will host a conference call today, April 14, 2025, at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to discuss these results. A question-and-answer session will follow the management’s presentation.
Participant Dial-In: 1-800-549-8228
Conference ID: 19309

The conference call will be broadcast live and available for replay for one year here.

Please call the conference telephone number approximately 10 minutes before the start time. An operator will register your name and organization. If you have difficulty connecting with the conference call, please get in touch with Applied Digital’s investor relations team at 1-949-574-3860.

A phone replay of the call will also be available from 8:00 p.m. Eastern Time on April 14, 2025, through April 21, 2025, at 11:59 p.m. Eastern Time.

Replay Dial-In: 1-888-660-6264
Playback Passcode: 19309#

About Applied Digital
Applied Digital Corporation (Nasdaq: APLD) designs, develops, and operates next-generation digital infrastructure across North America to provide digital infrastructure solutions and cloud services to the rapidly growing industries of High-Performance Computing ("HPC") and Artificial Intelligence ("AI"). Find more information at www.applieddigital.com. Follow us on X (formerly Twitter) at @APLDdigital.
Forward-Looking Statements
This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, future operating and financial performance, product development, market position, business strategy and objectives and the closing of the transaction described herein. These statements use words, and variations of words, such as “will,” “continue,” “build,” “future,” “increase,” “drive,” “believe,” “look,” “ahead,” “confident,” “deliver,” “outlook,” “expect,” “project” and “predict.” Other examples of forward-looking statements may include, but are not limited to, (i) statements of Company plans and objectives, including our evolving business model, business strategy or estimates or predictions of actions by suppliers, (ii) statements of future economic performance, (iii) statements of assumptions underlying other statements and statements about the Company or its business, and (iv) the Company’s ability to effectively apply the net proceeds from the transactions as described above. You are cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events and thus are inherently subject to uncertainty. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the Company’s expectations and projections. These risks, uncertainties, and other factors include: our ability to complete construction of the Ellendale HPC data center; our ability to complete the negotiation and execution of the definitive transaction documents required to close the MAM facility; our ability to raise additional capital to fund the ongoing data center construction and operations; our dependence on principal customers, including our ability to execute leases with key customers, including leases for our Ellendale HPC campus; our ability to timely and successfully build new hosting facilities with the appropriate contractual margins and efficiencies; power or other supply disruptions and equipment failures; the inability to comply with regulations, developments and changes in regulations; cash flow and access to capital; availability of financing to continue to grow our business; decline in demand for our products and services; and maintenance of third party relationships. Information in this release is as of the dates and time periods indicated herein, and the Company does not undertake to update any of the information contained in these materials, except as required by law.
Use and Reconciliation of Non-GAAP Financial Measures
To supplement our consolidated financial statements presented under GAAP, we are presenting certain non-GAAP financial measures. We are providing these non-GAAP financial measures to disclose additional information to facilitate the comparison of past and present operations by providing perspective on results absent one-time or significant non-cash items. We utilize these measures in the business planning process to understand expected operating performance and to evaluate results against those expectations. We believe that these non-GAAP financial measures, when considered together with our GAAP financial results, provide management and investors with an additional understanding of our business operating results regarding factors and trends affecting our business and provide a reasonable basis for comparing our ongoing results of operations.
These non-GAAP financial measures are provided as supplemental measures to the Company’s performance measures calculated in accordance with GAAP and therefore, are not intended to be considered in isolation or as a substitute for comparable GAAP measures. Further, these non-GAAP financial measures have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. Because of the non-standardized definitions of non-GAAP financial measures, we caution investors that the non-GAAP financial measures as used by us in this Quarterly Report on Form 10-Q have limits in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies. Further, investors should be aware that when evaluating these non-GAAP financial measures, these measures should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. In addition, from time to time in the future there may be items that we may exclude for purposes of our non-GAAP financial measures and we may in the future cease to exclude items that we have historically excluded for purposes of our non-GAAP financial measures. Likewise, we may determine to modify the nature of the adjustments to arrive at our non-GAAP financial measures. Investors should review the non-GAAP reconciliations provided below and not rely on any single financial measure to evaluate the Company’s business.
Adjusted Operating Loss, Adjusted Net Loss Attributable to Common Stockholders, and Adjusted Net Loss Attributable to Common Stockholders per Diluted Share
“Adjusted Operating Loss” and “Adjusted net loss attributable to common stockholders” are non-GAAP financial measures that represent operating loss and net loss attributable to common stockholders, respectively. Adjusted Operating Loss is Operating loss excluding stock-based compensation, non-recurring repair expenses, diligence, acquisition, disposition and integration expenses, litigation expenses, non-recurring research and development expenses, loss on abandonment of assets, loss/(gain) on classification of held for sale, accelerated depreciation and amortization, loss on legal settlement, as well as other non-recurring expenses that Management believes are not representative of the Company’s expected ongoing costs. Adjusted net loss attributable to common stockholders is Adjusted Operating Loss further adjusted for the loss on change in fair value of warrants, loss on conversion of debt, loss on change in fair value of debt and related party debt, respectively and loss on the extinguishment of debt and related party debt, respectively and preferred dividends. We define “Adjusted net loss attributable to common stockholders per diluted share” as Adjusted net loss attributable to common stockholders divided by weighted average diluted share count.
EBITDA and Adjusted EBITDA
“EBITDA” is defined as earnings before interest expense, net, income tax expense, and depreciation and amortization. “Adjusted EBITDA” is defined as EBITDA adjusted for stock-based compensation, non-recurring repair expenses, diligence, acquisition, disposition and integration expenses, litigation expenses, research and development expenses, loss/(gain) on classification of held for sale, loss on abandonment of assets, loss on conversion of debt, loss on change in fair value of debt and related party debt, respectively, loss on change in fair value of warrants, loss on extinguishment of debt and related party debt, respectively, loss on legal settlement and preferred dividends as well as other non-recurring expenses that Management believes are not representative of our expected ongoing costs.
Investor Relations Contacts
Matt Glover or Ralf Esper
Gateway Group, Inc.
(949) 574-3860
APLD@gateway-grp.com

Media Contact
Buffy Harakidas, EVP
JSA (Jaymie Scotto & Associates)
(856) 264-7827
jsa_applied@jsa.net

APPLIED DIGITAL CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except share and par value data)

	February 28, 2025	May 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$68,743	$3,339
Restricted cash
Funds for construction	154,139	—
Letters of credit	31,342	21,349
Accounts receivable	14,619	3,847
Prepaid expenses and other current assets	5,416	1,343
Current assets held for sale	—	384
Total current assets	274,259	30,262
Property and equipment, net	1,002,206	340,381
Operating lease right of use assets, net	153,434	153,611
Finance lease right of use assets, net	235,203	218,683
Other assets	42,245	19,930
TOTAL ASSETS	$1,707,347	762,867

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$170,517	$116,117
Accrued liabilities	19,268	26,282
Current portion of operating lease liability	27,496	21,705
Current portion of finance lease liability	140,135	107,683
Current portion of debt	10,138	10,082
Current portion of debt, at fair value	—	35,836
Customer deposits	16,125	13,819
Related party customer deposits	—	1,549
Deferred revenue	4,879	37,674
Related party deferred revenue	—	1,692
Due to customer	4,807	13,002
Other current liabilities	216	96
Total current liabilities	393,581	385,537
Long-term portion of operating lease liability	104,679	109,740
Long-term portion of finance lease liability	32,232	63,288
Long-term debt	678,988	79,472
Total liabilities	1,209,480	638,037
Commitments and contingencies (Note 10)
Temporary equity
Series E preferred stock, $0.001 par value, 2,000,000 shares authorized, 301,673 shares issued and outstanding at February 28, 2025, and no shares authorized, issued or outstanding at May 31, 2024	6,932	—
Series E-1 preferred stock, $0.001, 62,500 shares authorized, 39,763 shares issued and outstanding at February 28, 2025, and no shares authorized, issued or outstanding at May 31, 2024	36,287	—
Stockholders' equity:
Common stock, $0.001 par value, 400,000,000 shares authorized, 233,682,359 shares issued and shares outstanding at February 28, 2025, and 144,083,944 shares issued and 139,051,142 shares outstanding at May 31, 2024	230	144
Treasury stock, 9,291,199 shares at February 28, 2025 and 5,032,802 shares at May 31, 2024, at cost	(31,400)	(62)
Additional paid in capital	914,336	374,738
Accumulated deficit	(428,518)	(249,990)
Total stockholders’ equity attributable to Applied Digital Corporation	454,648	124,830
TOTAL LIABILITIES, TEMPORARY EQUITY AND SHAREHOLDERS' EQUITY	$1,707,347	762,867

APPLIED DIGITAL CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	February 28, 2025	February 29, 2024	February 28, 2025	February 29, 2024
Revenue:
Revenue	$52,921	$40,284	$175,567	$110,993
Related party revenue	—	3,064	1,926	10,883
Total revenue	52,921	43,348	177,493	121,876
Costs and expenses:
Cost of revenues	49,141	47,061	162,562	102,051
Selling, general and administrative (1)	22,723	30,020	66,852	66,456
Loss/(gain) on classification of held for sale (2)	—	21,723	(24,616)	21,723
Loss on abandonment of assets	—	—	769	—
Loss on legal settlement	—	—	—	2,380
Total costs and expenses	71,864	98,804	205,567	192,610
Operating loss	(18,943)	(55,456)	(28,074)	(70,734)
Interest expense, net (3)	8,897	4,770	23,687	9,522
Loss on conversion of debt	—	—	33,612	—
Loss on change in fair value of debt	—	—	85,439	—
Loss on change in fair value of related party debt	—	2,612	—	2,612
Loss on extinguishment of debt	1,177	—	1,177	—
Loss on extinguishment of related party debt	—	—	—	2,353
Loss on change in fair value of warrants	6,421	—	6,421	—
Net loss before income tax expenses	(35,438)	(62,838)	(178,410)	(85,221)
Income tax expense	117	—	118	—
Net loss	(35,555)	(62,838)	(178,528)	(85,221)
Net loss attributable to noncontrolling interest	—	—	—	(397)
Preferred dividends	(540)	—	(1,213)	—
Net loss attributable to common stockholders	$(36,095)	$(62,838)	$(179,741)	$(84,824)

Basic and diluted net loss per share attributable to common stockholders	$(0.16)	$(0.52)	$(0.93)	$(0.77)
Basic and diluted weighted average number of shares outstanding	222,454,578	121,426,622	193,405,721	110,500,556
(1)Includes related party selling, general and administrative expense of $0.1 million and $0.1 million for the three months ended February 28, 2025 and February 29, 2024, respectively, and $0.2 million and $0.5 million for the nine months ended February 28, 2025 and February 29, 2024, respectively.
(2)Includes $25 million received in connection with the sale of our Garden City facility once conditional approval requirements were met and escrowed funds were released during the nine months ended February 28, 2025. The three and nine months ended February 29, 2024 includes $21.7 million loss on held for sale classification related to the sale of the Garden City facility.
(3)There was no related party debt outstanding during the three and nine months ended February 28, 2025 and as such, no interest expense was incurred related to related party debt. For the three and nine months ended February 29, 2024, amounts include related party interest expense of $0.2 million and $0.8 million, respectively.

APPLIED DIGITAL CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (In thousands) (Unaudited)

	Nine Months Ended
	February 28, 2025	February 29, 2024
CASH FLOW FROM OPERATING ACTIVITIES
Net loss	$(178,528)	$(85,221)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	79,540	47,664
Stock-based compensation	10,233	13,634
Lease expense	23,911	6,708
Loss on extinguishment of debt	1,177	—
Loss on extinguishment of related party debt	—	2,353
Loss on legal settlement	—	2,380
Amortization of debt issuance costs	11,515	498
Loss/(gain) on classification of held for sale	(24,616)	21,723
Loss on change in fair value of related party debt	—	2,612
Loss on conversion of debt	33,612	—
Loss on change in fair value of debt	85,439	—
Loss on abandonment of assets	769	—
Loss on change in fair value of warrants issued	6,421	—
Changes in operating assets and liabilities:
Accounts receivable	(10,722)	(143)
Prepaid expenses and other current assets	(4,072)	(4,115)
Customer deposits	2,306	(150)
Related party customer deposits	(1,549)	—
Deferred revenue	(32,795)	15,953
Related party deferred revenue	(1,692)	(237)
Accounts payable	(88,378)	55,463
Accrued liabilities	(12,319)	5,811
Due to customer	(8,195)	—
Lease assets and liabilities	(13,557)	(35,674)
Other assets	(757)	(3,921)
CASH FLOW (USED IN) PROVIDED BY OPERATING ACTIVITIES	(122,257)	45,338
CASH FLOW FROM INVESTING ACTIVITIES
Purchases of property and equipment and other assets	(483,340)	(84,437)
Proceeds from satisfaction of contingency on sale of assets	25,000	—
Finance lease prepayments	(4,840)	(35,132)
Purchases of investments	(2,498)	(390)
CASH FLOW USED IN INVESTING ACTIVITIES	(465,678)	(119,959)
CASH FLOW FROM FINANCING ACTIVITIES
Repayment of finance leases	(93,992)	(27,527)
Borrowings of long-term debt	650,000	8,422
Borrowings of related party debt	—	23,000
Repayments of long-term debt	(290,535)	(6,764)
Repayment of related party debt	—	(45,500)
Payment of deferred financing costs	(42,903)	—
Tax payments for restricted stock upon vesting	(2,970)	(606)
Proceeds from issuance of common stock	191,590	121,237
Common stock issuance costs	(10,253)	(235)
Proceeds from issuance of preferred stock	100,489	—
Preferred stock issuance costs	(8,914)	—
Dividends issued on preferred stock	(1,213)	—
Proceeds from issuance of SAFE agreement included in long-term debt	12,000	—
Repurchase of shares	(31,342)
Proceeds from convertible notes	450,000	—
Purchase of capped call options	(51,750)	—
Purchase of prepaid forward contract	(52,736)	—
CASH FLOW PROVIDED BY FINANCING ACTIVITIES	817,471	72,027
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	229,536	(2,594)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, BEGINNING OF PERIOD	31,688	43,574
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, END OF PERIOD	$261,224	$40,980

APPLIED DIGITAL CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (In thousands) (Unaudited) continued

	Nine Months Ended
	February 28, 2025	February 29, 2024
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$54,855	$9,121
SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES
Operating right-of-use assets obtained by lease obligation	$20,280	$95,018
Finance right-of-use assets obtained by lease obligation	$106,754	$219,268
Property and equipment in accounts payable and accrued liabilities	$142,787	$41,100
Conversion of debt to common stock	$104,945	$—
Extinguishment of non-controlling interest	$—	$9,765
Loss on legal settlement	$—	$2,300
Conversion of preferred stock to common stock	53,191	—
Cashless exercise of warrants	5	—
Issuance of warrants, at fair value	$50,586	$—

APPLIED DIGITAL CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)
(In thousands, except percentage data)

	Three Months Ended		Nine Months Ended
$ in thousands	February 28, 2025	February 29, 2024	February 28, 2025	February 29, 2024
Adjusted operating loss
Operating loss (GAAP)	$(18,943)	$(55,456)	$(28,074)	$(70,734)
Stock-based compensation	9,170	3,071	9,405	13,511
Non-recurring repair expenses (1)	3	—	173	—
Diligence, acquisition, disposition and integration expenses (2)	561	3,168	12,228	3,703
Litigation expenses (3)	174	81	1,341	657
Research and development expenses (4)	—	(65)	36	119
Loss on abandonment of assets	—	—	769	—
Loss/(gain) on classification of held for sale	—	21,723	(24,616)	21,723
Accelerated depreciation and amortization (5)	—	4,043	45	4,220
Loss on legal settlement	—	—	—	2,380
Other non-recurring expenses (6)	271	(13)	522	245
Adjusted operating loss (Non-GAAP)	$(8,764)	$(23,448)	$(28,171)	$(24,176)
Adjusted operating margin	(17)%	(54)%	(16)%	(20)%

Adjusted net loss attributable to common stockholders
Net loss attributable to common stockholders (GAAP)	$(36,095)	$(62,838)	$(179,741)	$(84,824)
Stock-based compensation	9,170	3,071	9,405	13,511
Non-recurring repair expenses (1)	3	—	173	—
Diligence, acquisition, disposition and integration expenses (2)	561	3,168	12,228	3,703
Litigation expenses (3)	174	81	1,341	657
Research and development expenses (4)	—	(65)	36	119
Loss on abandonment of assets	—	—	769	—
Loss/(gain) on classification of held for sale	—	21,723	(24,616)	21,723
Accelerated depreciation and amortization (5)	—	4,043	45	4,220
Loss on legal settlement	—	—	—	2,380
Loss on change in fair value of warrants	6,421	—	6,421	—
Loss on conversion of debt (7)	—	—	33,612	—
Loss on change in fair value of debt (8)	—	—	85,439	—
Loss on change in fair value of related party debt	—	2,612	—	2,612
Loss on extinguishment of debt	1,177	—	1,177	—
Loss on extinguishment of related party debt	—	—	—	2,353
Preferred dividends	540	—	1,213	—
Other non-recurring expenses (6)	271	(13)	522	245
Adjusted net loss attributable to common stockholders (Non-GAAP)	$(17,778)	$(28,218)	$(51,976)	$(33,301)
Adjusted net loss attributable to common stockholders per diluted share (Non-GAAP)	$(0.08)	$(0.23)	$(0.27)	$(0.30)

APPLIED DIGITAL CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures (Unaudited) continued
(In thousands, except percentage data)

EBITDA and Adjusted EBITDA
Net loss attributable to common stockholders (GAAP)	$(36,095)	$(62,838)	$(179,741)	$(84,824)
Interest expense, net	8,897	4,770	23,687	9,522
Income tax expense	117	—	118	—
Depreciation and amortization (5)	18,779	26,204	79,585	47,664
EBITDA (Non-GAAP)	$(8,302)	$(31,864)	$(76,351)	$(27,638)
Stock-based compensation	9,170	3,071	9,405	13,511
Non-recurring repair expenses (1)	3	—	173	—
Diligence, acquisition, disposition and integration expenses (2)	561	3,168	12,228	3,703
Litigation expenses (3)	174	81	1,341	657
Research and development expenses (4)	—	(65)	36	119
Loss/(gain) on classification of held for sale	—	21,723	(24,616)	21,723
Loss on abandonment of assets	—	—	769	—
Loss on conversion of debt (7)	—	—	33,612	—
Loss on change in fair value of debt (8)	—	—	85,439	—
Loss on change in fair value of related party debt	—	2,612	—	2,612
Loss on change in fair value of warrants	6,421	—	6,421	—
Loss on extinguishment of debt	1,177	—	1,177	—
Loss on extinguishment of related party debt	—	—	—	2,353
Loss on legal settlement	—	—	—	2,380
Preferred dividends	540	—	1,213	—
Other non-recurring expenses (6)	271	(13)	522	245
Adjusted EBITDA (Non-GAAP)	$10,015	$(1,287)	$51,369	$19,665

(1)Represents costs incurred in the repair and replacement of equipment at our Ellendale data center hosting facility as a result of the previously disclosed power outage.
(2)Represents legal, accounting and consulting costs incurred in association with certain discrete transactions and projects.
(3)Represents non-recurring litigation expense associated with our defense of class action lawsuits and legal fees related to matters with certain former employees. We do not expect to incur these expenses on a regular basis.
(4)Represents specific non-recurring research and development activities related to our business expansion that we do not expect to incur on a regular basis.
(5)Represents the acceleration of expense related to assets that were abandoned by us due to operational failure or other reasons. Depreciation and amortization in this amount is included in Depreciation and Amortization expense within our calculation of EBITDA, and therefore is not added back as a management adjustment in our calculation of Adjusted EBITDA.
(6)Represents expenses that are not representative of our expected ongoing costs.
(7)Represents loss on conversion of debt due to the difference in fair value to the price at which the YA Notes were converted.
(8)Represents loss on change in fair value of debt due to the adjustments to the fair value of the 2.75% Senior Unsecured Convertible Notes, as well as adjustments to the fair value of the YA Notes.